Exhibit 99.2

MatchGroup

# Q3 2026 Key Metrics

Results for the quarter ended September 30, 2026

## Match Group Consolidated

**TOTAL REVENUE**

| Q3'26 | Q3'25 |
| --- | --- |
| **$891M** | $914M |
| (3)% Y/Y | |

**TOTAL REVENUE FXN**

Q3'26: **(2)% Y/Y**

**NET INCOME**

| Q3'26 | Q3'25 |
| --- | --- |
| **$174M** | $161M |
| +8% Y/Y | |

**NET INCOME MARGIN**

| Q3'26 | Q3'25 |
| --- | --- |
| **20%** | 18% |

**ADJ. EBITDA**

| Q3'26 | Q3'25 |
| --- | --- |
| **$344M** | $301M |
| +14% Y/Y | |

**ADJ. EBITDA MARGIN**

| Q3'26 | Q3'25 |
| --- | --- |
| **39%** | 33% |

**PAYERS**

| Q3'26 | Q3'25 |
| --- | --- |
| **$13.8M** | $14.5M |
| (5)% Y/Y | |

**REVENUE PER PAYER (RPP)**

| Q3'26 | Q3'25 |
| --- | --- |
| **$21.19** | $20.58 |
| +3% Y/Y | |

## TINDER

| | Q3'26 | Q3'25 |
| --- | --- | --- |
| DIRECT REVENUE | $480M | $491M |
| *Y/Y as reported*<br>*Y/Y FXN* | *(2)%*<br>*(2)%* | |
| OPERATING INCOME | $223M | $184M |
| OI MARGIN | 45% | 36% |
| ADJ. EBITDA | $244M | $204M |
| ADJ. EBITDA MARGIN | 50% | 40% |
| PAYERS | 8.9M | 9.3M |
| RPP | $18.02 | $17.66 |

## Hinge

| | Q3'26 | Q3'25 |
| --- | --- | --- |
| DIRECT REVENUE | $221M | $185M |
| *Y/Y as reported*<br>*Y/Y FXN* | *+19%*<br>*+19%* | |
| OPERATING INCOME | $70M | $46M |
| OI MARGIN | 32% | 25% |
| ADJ. EBITDA | $88M | $63M |
| ADJ. EBITDA MARGIN | 40% | 34% |
| PAYERS | 2.3M | 1.9M |
| RPP | $31.81 | $32.87 |

## E&E

| | Q3'26 | Q3'25 |
| --- | --- | --- |
| DIRECT REVENUE | $176M | $221M |
| *Y/Y as reported*<br>*Y/Y FXN* | *(20)%*<br>*(19)%* | |
| OPERATING INCOME | $22M | $32M |
| OI MARGIN | 12% | 14% |
| ADJ. EBITDA | $45M | $63M |
| ADJ. EBITDA MARGIN | 25% | 28% |
| PAYERS | 2.6M | 3.4M |
| RPP | $22.58 | $21.73 |

## Cash Flow

(YTD September 30, 2026)

**$886M** OPERATING CASH FLOW

**$832M** FREE CASH FLOW

## Capital Allocation

(YTD September 30, 2026)

**$336M** BUYBACKS

**$137M** DIVIDENDS PAID

**$118M** NET SETTLE EMP. EQUITY

## Liquidity & Balance Sheet

(As of September 30, 2026)

**2.6x** GROSS LEVERAGE[1]

**2.0x** NET LEVERAGE[1]

**$729M** CASH, CASH EQUIVALENTS & SHORT-TERM INVT.

**$3.6B** LONG-TERM DEBT

## Q4 2026 Guidance

**TOTAL REVENUE**

**$865M - $875M**

(1)% to flat Y/Y As Reported
Flat to +1% Y/Y FXN

**ADJ. EBITDA**

**$327.5M - $332.5M**

~38% at the mid-point of the ranges

Y/Y = Year-over-year. FXN = Foreign exchange neutral.

Q3 2026 Prepared Remarks
This was a solid quarter for Match Group, with the clearest evidence yet that our Tinder® turnaround is working, continued strong growth at Hinge®, and disciplined execution across the company. Total
Revenue was in line with our expectations, while Adjusted EBITDA came in ahead of our expectations, driven primarily by the timing of marketing spend shifting somewhat from Q3 to Q4.
A year ago, we were in the early stages of the Revitalize phase of Tinder’s turnaround, rebuilding
Tinder’s fundamentals across the product roadmap, recommendations, the pace of execution, and marketing. Earlier this year, we began seeing the results in our leading indicators like Sparks (six-way conversations and our proxy for meaningful connection). Today, that progress is showing up in better user trends.
In September, Tinder Daily Active Users (“DAU”) returned to year-over-year (“Y/Y”) growth for the first time in three and a half years, while Monthly Active User (“MAU”) declines narrowed for the sixth consecutive quarter in Q3. These improvements are broad-based, with trends strengthening across every age cohort, for both women and men, globally and in the U.S.
These results give us confidence that our product-led turnaround is working and sustainable. We’ve made meaningful strides through Revitalize, particularly in strengthening the experience for existing users. As we work towards Resurgence, our next priority is driving broader reconsideration by giving more people a reason to see Tinder differently and take another look.
Across the rest of the portfolio, Hinge continues to grow, with international markets becoming a larger contributor, as well as ongoing product innovation. At E&E, we are sharpening the portfolio strategy and applying more of Match Group’s shared capabilities.
Tinder

Tinder Key Metrics (Y/Y)

	Q3 '25	Q4 '25	Q1 '26	Q2 '26	Q3 '26
Sparks	(8)%	(7)%	(4)%	(4)%	+1%
Sparks Coverage	+2%	+3%	+5%	+2%	+5%
Daily Active Users	(10)%	(10)%	(8)%	(4)%	(1)%
Monthly Active Users	(10)%	(9)%	(8)%	(7)%	(6)%
Direct Revenue	(3)%	(3)%	+2%	(1)%	(2)%
Direct Revenue FXN	(4)%	(5)%	(3)%	(2)%	(2)%

Note: Foreign Exchange ("FX") Neutral ("FXN").

Tinder is vastly different today than
it was a year ago. New features are
creating more ways for Gen Z to
meet, improvements to Trust &
Safety are strengthening the
ecosystem, and our reimagined
recommendation algorithms are
delivering more relevant matches.
In Q3, Sparks returned to Y/Y
growth, up 1% Y/Y, while Sparks
Coverage grew 5% Y/Y. Both
metrics delivered their strongest
quarterly Y/Y performance since we
began tracking them.

DAU inflected to Y/Y growth in September, and was down just 1% Y/Y in Q3. MAU declines narrowed to 5.5%, a one-point improvement from Q2. MAU Y/Y trends also improved across each of Tinder’s top five revenue markets, and female MAU declines narrowed to 6% Y/Y in Q3 from 8% Y/Y in Q2.
These improvements are also beginning to show up in Payers, which declined 4% Y/Y, a one-point improvement from Q2 and three points better than a year ago. Payer Penetration increased sequentially and Y/Y, globally and across Tinder’s top five revenue markets in aggregate in Q3. FXN
Direct Revenue declines have also narrowed over the past several quarters, showing that improvements in Sparks and user trends are flowing through to Payers and revenue.
Our focus now is on reconsideration, particularly among younger Gen Z users, where we still have the most ground to recover.
In Q4, we’re doubling down on Tinder’s ‘Better with Friends’ Roadmap, focused on giving Gen Z more social, lower-pressure ways to meet, often with friends and in real life, to shift perception of
Tinder to the most fun and safe way to meet new people.
Double Date was the first experience we launched under this effort and a strong proof point that bringing friends into the dating experience can resonate. Since launch, it has generated 30 million matches.
We built on that with Group Hangouts, which
lets groups of friends connect with other groups.
In early testing, women were 2x more likely to
‘Like’ a group profile than a one-on-one profile,
reinforcing our confidence in these social
formats. We launched the feature in several
Nordic countries in September and expanded to
the U.S. in October. In Norway, where the
feature has been available longest,
approximately 15% of DAU ages 18 to 22 have
joined a group of three or more. We plan to
expand Group Hangouts to additional countries
over the coming months.
Events brings that same idea of ‘Better with
Friends’ into the real world. Now live in 56 cities,
Events helps users discover local experiences,
see other singles interested in attending, bring
friends along, and connect before, during, and
after an event.
The model is built to scale. Most of the experiences already exist in the market either through recurring events we co-promote with established producers or events we selectively curate through distribution partners. We complement those with a limited number of Tinder-produced experiences around cultural moments. Our partners provide the events, while Tinder provides the technology layer that helps singles find and more easily connect with others who share similar interests.
1 Source: In-app survey of users that checked in to a Tinder event.

Early engagement is strong. Across the 56 cities, 55% of eligible users ages 18 to 24 have engaged with the Events tab, and roughly half of those users return the following week. In Los Angeles, our longest-running market, engagement has remained strong at 65% of eligible users in that same age group. Among attendees, over 60% have given their event experience a five-star rating1. In addition, based on early internal survey data, Gen Z singles who are aware of Events show more favorable brand perception compared to Gen Z overall.
We’re also testing how Events, combined with targeted marketing, can drive reconsideration. For example, in New York we saw positive trends in registrations and reactivations when paired with marketing. In addition, the longer someone had been away from Tinder, the stronger the reactivation lift, with the largest impact among users who had been inactive for more than a year. We're continuing to test this approach across additional cities.
We also continue to test Missed Connections in Canada and Australia, surfacing people users may have crossed paths with in real life. In tests, women were approximately 4x as likely to ‘Like’ these profiles versus a regular profile, suggesting real-world context can encourage connection. This feature is a clear example of how we’re using AI to accelerate the pace of product innovation. Missed
Connections went from idea to final product in just a few weeks, which in years past would have taken months or quarters. We plan to continue iterating on the experience in Q4.
As Tinder has evolved, our marketing has become more focused on highlighting what is different about the experience today. In Q3, product-led marketing centered on new ways to meet including
Double Date and Events. Specifically, our New York Events campaign drove a measurable consideration lift among 18 to 24 year olds. Going forward, more of our marketing will support the
‘Better with Friends’ Roadmap through creator and social content and co-promotion with event partners, to broaden awareness of new ways to meet and support reconsideration.

In addition, we’ve fundamentally changed our approach to recommendations by using AI and machine learning to create more intelligent systems that operate in the background and better optimize for
Sparks, retention, and ecosystem health.
Queue Unification, a unified recommendation architecture, was our first big effort and has dramatically improved Sparks and Sparks Coverage as we’ve rolled it out to different audiences. We plan to continue its rollout into 2027, including to additional LGBTQ+ users.
Our next big effort is real-time adaptive recommendations, which we plan to begin testing in Q4.
Real-time adaptive recommendations allow the system to respond to user actions within seconds rather than hours and we believe will substantially improve the Tinder experience for users. We have a robust recommendations roadmap over the coming quarters and see a long runway to keep improving how Tinder helps users find more relevant matches. For more information on how we’ve improved recommendations and our pace of product development and innovation at Tinder, please watch the CEO Connection video from September 3, 2026, available on our IR website.
As user trends improve, we are beginning to turn our attention to monetization, applying the same urgency to revenue in 2027 that we applied to user outcomes in 2026. We’re looking at existing offerings, making sure they align with what users value most, and exploring new monetization opportunities.
Taken together, Tinder today is more effective and is becoming more social and adaptive. Our work now is to turn better experiences into reconsideration, and in turn, sustained user and revenue growth.

Hinge
Hinge continues to be a leading app in the intentional dating space, with strong user and revenue growth overall. Ongoing execution enabled Q3 Y/Y growth of 12% in global MAU, 19% in Direct
Revenue, and 23% in Payers. Hinge continues to benefit from its clear focus on helping people get out on great dates. That focus has shaped a product roadmap that advances the core experience and introduces new features, built around insights about how people date:
Friends have always played an important role in dating. Friend’s Take is an example of how
Hinge daters can bring a trusted perspective into the experience by allowing friends to contribute to a user’s profile. Nearly 70% of early adopters say it helps their profile better represent them, and roughly two-thirds of adopters are Gen Z.
Hinge’s core audience is looking for
more serendipity in how they meet their
match, both online and in person. In
Your Orbit, currently in testing, is
designed to help users discover people
they naturally cross paths with in more
contexts, including in real life (“IRL”),
adding a signal of relevance beyond the
profile and in-app experience itself.
In the U.S., we increased marketing spend
in Q3 and sharpened how we deployed
that spend. We began testing more tailored
messaging across new audiences, age
groups, and in secondary markets where
Hinge remains underpenetrated. Together,
those changes helped contribute to an
improvement in registration trends as we
exited the quarter across all genders and
age groups. Given the significant growth
opportunity we see ahead for Hinge in
these areas, we expect to thoughtfully
continue this work in Q4 and beyond.
Internationally, strong user and revenue growth in Europe continues to validate Hinge’s global potential. European expansion markets accounted for roughly 15% of Hinge’s Direct Revenue in Q3 and roughly 25% of global MAU. In Latin America, Hinge continues to gain traction as expected, with
MAU increasing by at least 50% in both Brazil and Mexico since their respective launches late last year.
In Q3, Hinge deployed its expansion playbook in India, its first APAC market push. Hinge already has nearly 1.5 million MAU in India, built organically over time. India is Hinge’s third-largest market by
MAU and second-largest by downloads. At the end of September, Hinge relaunched in India with marketing and a localized experience centered on building trust. New features include a registration waitlist, profile screenshot protection, the ability to block contacts before a profile goes live, and other

Trust & Safety tooling like Face Check, “Are You Sure?”, and “Does This Bother You?”. This
holistic safety tooling approach enables singles in India greater control over their experience, especially women. This is just the beginning of Hinge’s APAC expansion. After conducting extensive market research, we see a large white space for Hinge in Japan and are laying the groundwork to enter that market in 2027.
On monetization, Hinge is testing a lower-priced subscription tier designed to give users more choice and control through features like additional filters and custom location boundaries. Early testing has been encouraging, with these features resonating particularly well with women. We are continuing to learn ahead of an expected Q4 rollout.
Hinge’s outcomes-focused product experience, global user growth, brand trust in the market, and operational discipline remain best in class. We remain confident in Hinge’s long-term opportunity. The brand has a clear promise, a roadmap grounded in how intentional daters use the app and meet IRL, and a repeatable playbook for reaching more of them around the world, all in service of helping more people get out on great dates.
2 Source: Match Group Singles in America study of U.S. singles ages 18 years and older.
3 Source: Internal E&E survey of BLK users.

E&E
Over the last two quarters, we’ve been sharpening the E&E strategy around three areas:
First, we are prioritizing a smaller set of brands where we see the strongest long-term potential and white space separate from Tinder and Hinge. We are focusing on Match®, BLK®, OurTime®,
Upward®, HER™, The League®, as well as Pairs™ and Azar®. Across the rest of the portfolio of seven other apps, we’re relying on our shared tech platform to innovate at scale.
Second, we are applying more Tinder and Hinge learnings across E&E. This includes better recommendations, stronger lifecycle marketing, improvements in profile quality and onboarding, more focus on Trust & Safety, and user-focused product innovation.
Better consumer insights are helping us move faster and make

Upward & BLK

9:41
Chivalry Mode
Dating the way it was meant to be. Real men. Real effort. Real intention.
Every profile is verified and complete. No half-finished accounts.
When you match, he has a limited time to send a thoughtful message, or the match expires.
You decide what happens next. Engage, pass, or move on.
We continuously raise the bar, eligibility evolves as our members do.
Turn on Chivalry Mode
Learn more about Chivalry Mode

Upward
Chivalry Mode

9:41
BLK
Nearby
Events
Upcoming
BLK Collab
Culture Fest
CAFE CIRCA
Your match is in
Juneteenth Friday Rooftop Party
Cafe Circa Atlanta
June
19
128 guests
Fri. 3 pm
HBCU Homecomings
99+
Discover
Events
Likes
Matches
Profile

BLK
Events

more targeted changes for specific user segments. Upward is
a good example of this. Our research shows that 72% of Gen Z singles want to get married in the future2. In Q3, we broadened
Upward beyond its original Christian dating audience to focus on Next Gen Traditionalists who have an even greater degree
of intentionality than Hinge users. We added new features like
Chivalry Mode and Marriage Timeline to make intent clearer
from the start. BLK is another example, where 60% of singles said they prefer meeting someone in shared spaces, but a
similar share don't know where to go to meet new people3.
That insight led BLK to leverage Tinder’s existing events
infrastructure to launch BLK Events: a dedicated events tab
inside the BLK app tailored to its community. Following
successful tests in Atlanta this past summer, the feature has expanded to 10 major U.S. metros with plans to extend further.
Third, we are focused on better user outcomes across our priority brands, with Sparks and
Sparks Coverage serving as important internal measures of progress. Since turning the focus to user outcomes, we have seen Sparks Coverage improving across each of our priority brands. Similar to Tinder, we believe that this is the right foundation for a more sustainable revenue trajectory over time.
The benefits of this work extend beyond our priority brands. E&E’s shared technology platform allows work across Trust & Safety, profile creation, recommendations and chat to be built once and leveraged across the portfolio, while the front-end experience remains tailored by brand. E&E is still early in its turnaround, and there is work to be done, but we believe we now have the right strategy, a proven playbook, and the appropriate focus to improve its trajectory from here.

Final Thoughts
Stepping back, we’re exiting Q3 with greater confidence in the direction of the company. Tinder is showing clear signs of a turnaround, Hinge continues to grow and expand, and we have a more focused plan across E&E.
In addition, we believe the progress we’re making at Tinder can extend beyond Tinder itself. As the experience improves and more people reconsider the brand, that can help improve category perception too, and bring more singles back into online dating. A healthier category creates more opportunity across our portfolio, including for Hinge and our other brands.
Trust & Safety is fundamental to that effort, which is in part why we centralized it across Match Group in Q3. Earning and maintaining user trust is critical not only to the health of each of our brands, but also to the long-term health of the category.
From here, our focus is straightforward. We plan to keep improving the user experience, deepen trust in our brands, and turn that into sustainable user growth, revenue growth, and long-term value creation.

Q3 2026 Financial Performance
Unless otherwise noted, all amounts are on an as reported basis and comparisons are on a Y/Y basis.
In Q3, Match Group Total Revenue was $891 million, down 3%, down 2% FXN. FX was $6 million better than expected at the time of our last earnings call. Payers declined 5% to 13.8 million, while
RPP increased 3% to $21.19. Indirect Revenue was $15 million, down 17%, reflecting lower spend from top advertisers compared to Q3 last year.
In Q3, Match Group’s Net Income was $174 million, up 8%, representing a Net Income margin of
20%. Adjusted EBITDA was $344 million, up 14%, representing an Adjusted EBITDA margin of 39%.
Adjusted EBITDA in the prior year quarter included a $61 million legal settlement charge. Excluding the legal settlement charge in Q3 2025, Adjusted EBITDA was down 5% in Q3 2026, primarily due to higher marketing spend at Tinder and Hinge.
•Tinder Direct Revenue in Q3 was $480 million, down 2% and down 2% FXN. Payers declined
4% to 8.9 million. Q3 Direct Revenue includes an approximately $5 million negative impact from user experience tests and product changes in the quarter. RPP increased 2% to $18.02.
Adjusted EBITDA in the quarter was $244 million, up 20%, representing an Adjusted EBITDA margin of 50%. Excluding the aforementioned legal settlement charge in Q3 2025, Adjusted
EBITDA was down 8% in Q3 2026, largely due to increased marketing spend.
•Hinge Direct Revenue in Q3 was $221 million, up 19% and up 19% FXN. Payers increased
23% to 2.3 million, and RPP declined 3% to $31.81 as a result of the roll out of discount optimizations and testing of the new lower priced subscription tier, both of which are showing meaningful benefits to Payers, and Direct Revenue. Adjusted EBITDA was $88 million, up
40%, representing an Adjusted EBITDA margin of 40%.
•E&E Direct Revenue in Q3 was $176 million, down 20% and down 19% FXN. Payers declined
23% to 2.6 million, while RPP increased 4% to $22.58. The revenue decrease was driven by
4 Leverage is calculated utilizing the non-GAAP measure Adjusted EBITDA as the denominator. For a reconciliation of the non-GAAP measure for each period presented, see page 17.
5 As defined on page 19.

the reduction in revenue from Azar’s app redesign, as well as weakness at other E&E brands.
Adjusted EBITDA was $45 million, down 28%, representing an Adjusted EBITDA margin of
25%.
Consolidated Operating Costs and Expenses
Including stock-based compensation (“SBC”) expense, total operating expenses in Q3 were down
10%.
•Cost of revenue decreased 16% and represented 23% of Total Revenue, down four points as a percentage of Total Revenue, primarily driven by alternative payment savings.
•Selling and marketing costs increased $16 million, or 9%, up two points as a percentage of
Total Revenue to 21%, as a result of increased marketing spend at Tinder and Hinge, partially offset by reduced marketing spend at E&E.
•General and administrative costs decreased 38%, down six points as a percentage of Total
Revenue to 10%, driven by a legal settlement charge at Tinder in the prior year quarter.
•Product development costs increased 14%, up two points as a percentage of Total Revenue to 13%, driven by higher AI token costs and higher employee costs.
•Depreciation and amortization decreased by $5 million to $19 million.
Capital Allocation & Liquidity
Our trailing twelve-month gross leverage4 was 2.6x and net leverage was 2.0x at the end of Q3. We ended the quarter with $729 million of cash, cash equivalents, and short-term investments on hand.
Year-to-date through Q3, we generated Operating Cash Flow of $886 million and Free Cash Flow
(“FCF”) of $832 million. We repurchased 9.6 million shares at an average price of $35 per share, for a total of $336 million, paid $137 million in dividends, and deployed $118 million of cash towards net settlement of employee equity awards, equating to 71% of FCF. Between October 1 and October 31,
2026, we repurchased an additional 1.1 million shares at an average price of $41 per share, for a total of $44 million. As of October 31, 2026, we’ve reduced diluted shares outstanding5 by 4% Y/Y. Our capital allocation strategy remains unchanged. We remain committed to deploying 100% of Free Cash
Flow towards buybacks, dividends, and net settling of employee equity awards over time, recognizing that the pace of capital return may vary from quarter to quarter.
6 Forward rate as of October 28, 2026.

Financial Guidance
Q4 and Full Year 2026
We expect Q4 Total Revenue for Match Group of $865 million to $875 million, down 1% to flat Y/Y.
This range assumes a one-point headwind from FX6. FXN, we expect Total Revenue to be flat to up
1% Y/Y. We expect Indirect Revenue to be approximately $16 million in the quarter.
We expect Match Group Adjusted EBITDA of $327.5 million to $332.5 million, representing an 11% Y/
Y decrease and an Adjusted EBITDA margin of 38% at the mid-points of the ranges. The Y/Y decline in Adjusted EBITDA is largely due to increased marketing spend at Tinder and Hinge and a gain on sale related to an LA office building in the prior year quarter.

	Total Revenue	Adjusted EBITDA

Q4 2026	$865 to $875 million	$327.5 to $332.5 million
At the mid-point of our Q4 revenue guidance, we expect Match Group full-year 2026 Total Revenue to be flat Y/Y, and slightly above the mid-point of the guidance range we provided in February on both an as reported and FXN basis, with better-than-expected performance at Tinder offsetting the reduction in revenue from Azar's required app redesign at E&E.
We expect full-year 2026 Adjusted EBITDA margin of 38.8% at the mid-points of our Q4 guidance range, meaningfully above the 37.5% Adjusted EBITDA guidance we provided in February, due to additional alternative payment savings, as well as lower compensation expense and operating costs.
At Tinder, we expect user experience tests and product changes to have an approximately $25 million negative impact to Direct Revenue in 2026, less than we initially anticipated. We do not plan to explicitly quantify user experience tests and product changes moving forward.
We expect full year FCF to be slightly above the high-end of our guidance range provided in February, assuming we receive a 13th Apple payment on or before the final reporting day of the year.

GAAP Financial Statements
Consolidated Statement of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In thousands, except per share data)
Revenue	$891,232	$914,275	$2,608,271	$2,609,191
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	206,522	247,043	621,440	725,889
Selling and marketing expense	185,028	169,142	506,311	474,492
General and administrative expense	92,181	148,021	287,777	396,096
Product development expense	119,804	104,969	351,425	340,334
Depreciation	14,595	14,845	44,052	54,635
Impairment and amortization of intangibles	4,533	8,921	46,831	29,897
Total operating costs and expenses	622,663	692,941	1,857,836	2,021,343
Operating income	268,569	221,334	750,435	587,848
Interest expense	(41,510)	(37,024)	(126,416)	(104,440)
Other (expense) income, net	(2,259)	9,328	15,960	7,888
Income before income taxes	224,800	193,638	639,979	491,296
Income tax provision	(50,439)	(32,882)	(128,227)	(87,491)
Net income	174,361	160,756	511,752	403,805
Net income attributable to noncontrolling interests	—	(7)	(8)	(8)
Net income attributable to Match Group, Inc. shareholders	$174,361	$160,749	$511,744	$403,797

Net earnings per share attributable to Match Group, Inc. shareholders:
Basic	$0.76	$0.67	$2.21	$1.65
Diluted	$0.73	$0.62	$2.10	$1.55

Basic shares outstanding	229,379	240,510	231,760	245,298
Diluted shares outstanding	241,960	260,324	247,038	265,303

Stock-based compensation expense by function:
Cost of revenue	$1,094	$1,498	$3,940	$5,048
Selling and marketing expense	2,660	3,042	7,994	8,908
General and administrative expense	17,382	15,996	60,112	68,738
Product development expense	35,630	35,770	105,308	111,473
Total stock-based compensation expense	$56,766	$56,306	$177,354	$194,167

Consolidated Balance Sheet

	September 30, 2026	December 31, 2025

	(In thousands)
ASSETS
Cash and cash equivalents	$726,196	$1,027,838
Short-term investments	2,946	3,461
Accounts receivable, net	278,854	303,495
Other current assets	96,314	92,500
Total current assets	1,104,310	1,427,294

Property and equipment, net	157,074	131,159
Goodwill	2,340,393	2,339,350
Intangible assets, net	157,007	192,929
Deferred income taxes	164,258	216,057
Other non-current assets	269,226	154,022
TOTAL ASSETS	$4,192,268	$4,460,811

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current maturities of long-term debt, net	$—	$423,580
Accounts payable	27,687	9,577
Deferred revenue	151,929	151,337
Accrued expenses and other current liabilities	436,310	422,051
Total current liabilities	615,926	1,006,545

Long-term debt, net of current maturities	3,553,307	3,549,099
Income taxes payable	43,672	43,522
Deferred income taxes	2,659	10,732
Other long-term liabilities	116,173	104,309

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	306	300
Additional paid-in capital	8,657,759	8,721,015
Retained deficit	(5,454,563)	(5,966,307)
Accumulated other comprehensive loss	(420,124)	(422,620)
Treasury stock	(2,922,847)	(2,585,892)
Total Match Group, Inc. shareholders’ equity	(139,469)	(253,504)
Noncontrolling interests	—	108
Total shareholders’ equity	(139,469)	(253,396)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,192,268	$4,460,811

Consolidated Statement of Cash Flows

	Nine Months Ended September 30,
	2026	2025

	(In thousands)
Cash flows from operating activities:
Net income	$511,752	$403,805
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	177,354	194,167
Depreciation	44,052	54,635
Impairment and amortization of intangibles	46,831	29,897
Deferred income taxes	42,955	35,161
Other adjustments, net	6,659	15,507
Changes in assets and liabilities
Accounts receivable	24,222	(16,450)
Other assets	15,478	43,803
Accounts payable and other liabilities	(23,215)	36,572
Income taxes payable and receivable	39,394	(31,118)
Deferred revenue	858	(8,379)
Net cash provided by operating activities	886,340	757,600
Cash flows from investing activities:
Capital expenditures	(54,651)	(42,100)
Purchases of investments	(112,000)	—
Other, net	831	(25,783)
Net cash used in investing activities	(165,820)	(67,883)
Cash flows from financing activities:
Proceeds from Senior Notes offerings	—	700,000
Principal payments on Term Loan	—	(425,000)
Payments to settle exchangeable notes	(423,854)	(74,437)
Debt issuance costs	—	(8,619)
Proceeds from issuance of common stock pursuant to stock-based awards and employee stock purchase plan	3,157	3,598
Withholding taxes paid on behalf of employees on net settled stock-based awards	(118,145)	(115,619)
Dividends	(136,886)	(140,893)
Purchases of treasury stock	(335,511)	(549,905)
Purchase of noncontrolling interests	(232)	(84)
Other, net	(6,010)	(6,225)
Net cash used in financing activities	(1,017,481)	(617,184)
Total cash (used) provided	(296,961)	72,533
Effect of exchange rate changes on cash and cash equivalents	(4,681)	14,714
Net (decrease) increase in cash and cash equivalents	(301,642)	87,247
Cash and cash equivalents at beginning of period	1,027,838	965,993
Cash and cash equivalents at end of period	$726,196	$1,053,240

Appendix
Reconciliations of GAAP to Non-GAAP Measures
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30, 2026
	Tinder	Hinge	Everyone Everywhere	Corporate & unallocated costs	Eliminations	Total Match Group

	(Dollars in thousands)
Net income attributable to Match Group, Inc. shareholders						$174,361
Add back:
Income tax provision(a)						50,439
Other expense, net(a)						2,259
Interest expense(a)						41,510
Operating income (loss)(b)	$222,938	$70,214	$21,835	$(46,418)	$—	$268,569
Stock-based compensation expense	19,412	15,604	9,186	12,564	—	56,766
Depreciation	2,017	2,034	9,564	980	—	14,595
Amortization of intangibles	—	—	4,533	—	—	4,533
Adjusted EBITDA	$244,367	$87,852	$45,118	$(32,874)	$—	$344,463

Revenue	$493,552	$220,586	$179,302	$—	$(2,208)	$891,232
Net Income Margin						20%
Operating Income Margin(b)	45%	32%	12%	NA	NA	30%
Adjusted EBITDA Margin	50%	40%	25%	NA	NA	39%

	Three Months Ended September 30, 2025
	Tinder	Hinge	Everyone Everywhere	Corporate & unallocated costs	Eliminations	Total Match Group
	(Dollars in thousands)
Net income attributable to Match Group, Inc. shareholders						$160,749
Add back:
Net income attributable to redeemable noncontrolling interests(a)						7
Income tax provision(a)						32,882
Other income, net(a)						(9,328)
Interest expense(a)						37,024
Operating income (loss)(b)	$183,743	$46,314	$32,248	$(40,971)	$—	$221,334
Stock-based compensation expense	17,624	15,238	11,288	12,156	—	56,306
Depreciation	2,451	1,071	10,206	1,117	—	14,845
Amortization of intangibles	—	—	8,921	—	—	8,921
Adjusted EBITDA	$203,818	$62,623	$62,663	$(27,698)	$—	$301,406

Revenue	$505,344	$184,671	$225,616	$—	$(1,356)	$914,275
Net Income Margin						18%
Operating Income Margin(b)	36%	25%	14%	NA	NA	24%
Adjusted EBITDA Margin	40%	34%	28%	NA	NA	33%
______________________
(a) These items are not allocated to a segment.
(b) At a segment level, the closest GAAP measure is operating income as items outside operating income are not allocated to segments.

Reconciliation of Operating Cash Flow to Free Cash Flow

Nine months ended September 30, 2026

(In thousands)
Net cash provided by operating activities	$886,340
Capital expenditures	(54,651)
Free Cash Flow	$831,689
Reconciliation of Net Income to Adjusted EBITDA used in Leverage Ratios

Twelve months ended September 30, 2026
(In thousands)
Net income attributable to Match Group, Inc. shareholders	$721,393
Add back:
Net income attributable to noncontrolling interests	15
Income tax provision	173,278
Other income, net	(29,097)
Interest expense	169,527
Stock-based compensation expense	241,389
Depreciation	56,529
Impairment and amortization of intangibles	55,482
Adjusted EBITDA	$1,388,516
Reconciliation of Forecasted Net Income to Forecasted Adjusted EBITDA

Three Months Ended December 31, 2026
(In millions)
Net income attributable to Match Group, Inc. shareholders	$172.5 to $177.5
Add back:
Income tax provision	42
Other income, net	(5)
Interest expense	42
Stock-based compensation expense	56
Depreciation and amortization of intangibles	20
Adjusted EBITDA	$327.5 to $332.5

Revenue	$865 to $875
Net Income Margin (at the mid-point of the ranges)	20%
Adjusted EBITDA Margin (at the mid-point of the ranges)	38%

Reconciliation of GAAP Revenue to Non-GAAP Revenue, Excluding Foreign Exchange
Effects

	Three Months Ended September 30,
	2026	$ Change	% Change	2025

	(Dollars in millions, rounding differences may occur)
Total Revenue, as reported	$891.2	$(23.0)	(3)%	$914.3
Foreign exchange effects	4.3
Total Revenue, excluding foreign exchange effects	$895.5	$(18.7)	(2)%	$914.3

Direct Revenue, as reported	$876.6	$(20.0)	(2)%	$896.7
Foreign exchange effects	4.2
Direct Revenue, excluding foreign exchange effects	$880.9	$(15.8)	(2)%	$896.7

Tinder Direct Revenue, as reported	$480.0	$(10.6)	(2)%	$490.6
Foreign exchange effects	1.3
Tinder Direct Revenue, excluding foreign exchange effects	$481.3	$(9.3)	(2)%	$490.6

Hinge Direct Revenue, as reported	$220.6	$35.9	19%	$184.7
Foreign exchange effects	0.1
Hinge Direct Revenue, excluding foreign exchange effects	$220.6	$36.0	19%	$184.7

E&E Direct Revenue, as reported	$176.0	$(45.4)	(20)%	$221.4
Foreign exchange effects	2.9
E&E Direct Revenue, excluding foreign exchange effects	$178.9	$(42.5)	(19)%	$221.4

	Three Months Ended June 30,				Three Months Ended March 31,
	2026	$ Change	% Change	2025	2026	$ Change	% Change	2025

	(Dollars in millions, rounding differences may occur)
Tinder Direct Revenue, as reported	$457.5	$(3.7)	(1)%	$461.2	$454.7	$7.3	2%	$447.4
Foreign exchange effects	(6.1)				(20.5)
Tinder Direct Revenue, excluding foreign exchange effects	$451.4	$(9.8)	(2)%	$461.2	$434.2	$(13.2)	(3)%	$447.4

	Three Months Ended December 31,				Three Months Ended September 30,
	2025	$ Change	% Change	2024	2025	$ Change	% Change	2024

	(Dollars in millions, rounding differences may occur)
Tinder Direct Revenue, as reported	$463.8	$(12.2)	(3)%	$476.0	$490.6	$(12.6)	(3)%	$503.2
Foreign exchange effects	(13.3)				(8.2)
Tinder Direct Revenue, excluding foreign exchange effects	$450.4	$(25.6)	(5)%	$476.0	$482.4	$(20.8)	(4)%	$503.2

Dilutive Securities
Match Group has various tranches of dilutive securities. The table below details these securities and their potentially dilutive impact (shares in millions; rounding differences may occur).

	Average Exercise Price	10/31/2026
Share Price		$41.41
Absolute Shares		227.5

Equity Awards
Options, RSUs, and subsidiary denominated equity awards		7.5
Total Dilution - Equity Awards		7.5
Outstanding Warrants
Warrants expiring on April 15, 2030 (7.1 million outstanding)	$128.81	—
Total Dilution - Outstanding Warrants		—

Total Dilution		7.5
% Dilution		3.2%
Total Diluted Shares Outstanding		235.1
______________________
The dilutive securities presentation above is calculated using the methods and assumptions described below; these are different from GAAP dilution, which is calculated based on the treasury stock method.
Options — The table above assumes the options are settled net of the option exercise price and employee withholding taxes, as is our practice, and the dilutive effect is presented as the net shares that would be issued upon exercise.
Withholding taxes paid by the Company on behalf of the employees upon exercise is estimated to be $1.8 million, assuming the stock price in the table above and a 50% estimated employee withholding tax rate.
RSUs and subsidiary denominated equity awards — The table above assumes RSUs are settled net of employee withholding taxes, as is our practice, and the dilutive effect is presented as the net number of shares that would be issued upon vesting. Withholding taxes paid by the Company on behalf of the employees upon vesting is estimated to be
$310.7 million, assuming the stock price in the table above and a 50% withholding rate.
All market-based awards reflect the expected shares that will vest based on current market estimates. The table assumes no change in the fair value estimate of the subsidiary denominated equity awards from the values used for GAAP purposes at
September 30, 2026.
Exchangeable Senior Notes — The Company has one series of Exchangeable Senior Notes outstanding. In the event of an exchange, the Exchangeable Senior Notes can be settled in cash, shares, or a combination of cash and shares.
At the time of the Exchangeable Senior Notes issuance, the Company purchased call options with a strike price equal to the exchange price of the Exchangeable Senior Notes (“Note Hedge”), which can be used to offset the dilution of the Exchangeable Senior Notes. No dilution is reflected in the table above for the Exchangeable Senior Notes because it is the Company’s intention to settle the Exchangeable Senior Notes with cash equal to the face amount of the notes; any shares issued would be offset by shares received upon exercise of the Note Hedge.
Warrants — At the time of the issuance of the outstanding Exchangeable Senior Notes, the Company also sold warrants for the number of shares with the strike prices reflected in the table above. The cash generated from the exercise of the warrants is assumed to be used to repurchase Match Group shares and the resulting net dilution, if any, is reflected in the table above.

Non-GAAP Financial Measures
Match Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, and Revenue Excluding Foreign
Exchange Effects, all of which are supplemental measures to U.S. generally accepted accounting principles (“GAAP”). The
Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow measures are among the primary metrics by which we evaluate the performance of our business, on which our internal budget is based and by which management is compensated. Revenue Excluding Foreign Exchange Effects provides a comparable framework for assessing the performance of our business without the effect of exchange rate differences when compared to prior periods. We believe that investors should have access to the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results. Match Group endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the
GAAP and non-GAAP measures, which we describe below. Interim results are not necessarily indicative of the results that may be expected for a full year.
Definitions of Non-GAAP Measures
Adjusted EBITDA is defined as net income attributable to Match Group, Inc. shareholders excluding: (1) net income attributable to noncontrolling interests; (2) income tax provision or benefit; (3) other income (expense), net; (4) interest expense; (5) depreciation; (6) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable and (ii) gains and losses recognized on changes in fair value of contingent consideration arrangements, as applicable; and (7) stock-based compensation expense. We believe Adjusted EBITDA is useful to analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA has certain limitations because it excludes certain expenses. At a segment level, the closest GAAP measure is operating income as items outside operating income are not allocated to segments.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues. We believe Adjusted EBITDA Margin is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA Margin has certain limitations in that it does not take into account the impact to our consolidated statement of operations of certain expenses.
Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures. We believe Free Cash
Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.
Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.
We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes. In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events. We manage our business for cash, and we think it is of utmost importance to maximize cash – but our primary valuation metric is Adjusted EBITDA.
Revenue Excluding Foreign Exchange Effects is calculated by translating current period revenues using prior period exchange rates. The percentage change in Revenue Excluding Foreign Exchange Effects is calculated by determining the change in current period revenues over prior period revenues where current period revenues are translated using prior period exchange rates. We believe the impact of foreign exchange rates on Match Group, due to its global reach, may be an important factor in understanding period over period comparisons if movement in rates is significant. Since our results are reported in U.S. dollars, international revenues are favorably impacted as the U.S. dollar weakens relative to other currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other currencies. We believe the presentation of revenue excluding foreign exchange effects in addition to reported revenue helps improve the ability to understand Match
Group’s performance because it excludes the impact of foreign currency volatility that is not indicative of Match Group’s core operating results.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures
Stock-based compensation expense consists principally of expense associated with the grants of RSUs, performance-
based RSUs, and market-based awards. These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method; however, performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). To the extent stock-based awards are settled on a net basis, we remit the required tax-withholding amounts from our current funds.
Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.
Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as customer lists, trade names and technology, are valued and amortized over their estimated lives. Value is also assigned to (i) acquired indefinite-lived intangible assets, which consist of trade names and trademarks, and (ii) goodwill, which are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.
Additional Definitions
Tinder consists of the world-wide activity of the brand Tinder®.
Hinge consists of the world-wide activity of the brand Hinge®.
Everyone Everywhere (“E&E”) consists of the world-wide activity of the brands Match®, BLK®, OurTime®,  Upward®,
HER™, The League®, Pairs™, Azar®, and other brands.
Retention measures the share of existing users who remain active after 30 days.
Sparks is the number of users engaging in six-way conversations at a brand level in a given week. When presented on a monthly, quarterly or year-to-date basis, Sparks represents the average of the weekly values for the respective period presented.
Sparks Coverage is the percentage of active users at a brand level who experience a Spark in a given period and is average Sparks for the period divided by average weekly active users in the period.
Direct Revenue is revenue that is received directly from end users of our services and includes both subscription and à la carte revenue.
Indirect Revenue is revenue that is not received directly from end users of our services, a majority of which is advertising revenue.
Payers are unique users at a brand level in a given month from whom we earned Direct Revenue. When presented as a quarter-to-date or year-to-date value, Payers represents the average of the monthly values for the respective period presented. At a consolidated level and a business unit level to the extent a business unit consists of multiple brands, duplicate Payers may exist when we earn revenue from the same individual at multiple brands in a given month, as we are unable to identify unique individuals across brands in the Match Group portfolio.
Revenue Per Payer (“RPP”) is the average monthly revenue earned from a Payer and is Direct Revenue for a period divided by the Payers in the period, further divided by the number of months in the period.
Daily Active User (“DAU”) is the average daily number of unique registered users at a brand level who has visited the brand’s app or, if applicable, their website in the past seven days as of any given day. When presented on a monthly, quarterly or year-to-date basis, DAU represents the average of the daily DAU values for the respective period presented. At a consolidated level and a business unit level to the extent a business unit consists of multiple brands, duplicate users will exist within DAU when the same individual visits multiple brands in a given day.

Monthly Active User (“MAU”) is a unique registered user at a brand level who has visited the brand’s app or, if applicable, their website in the given month. For measurement periods that span multiple months, the average of each month is used. At a consolidated level and a business unit level to the extent a business unit consists of multiple brands, duplicate users will exist within MAU when the same individual visits multiple brands in a given month.
Leverage on a gross basis is calculated as principal debt balance divided by Adjusted EBITDA for the period referenced.
Leverage on a net basis is calculated as principal debt balance less cash and cash equivalents and short-term investments divided by Adjusted EBITDA for the period referenced.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
These prepared remarks and our webcast, which will be held at 5:00 PM Eastern Time on November 2, 2026, may contain
“forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are “forward-looking statements.” The use of words such as “anticipates,” “estimates,” “expects,”
“plans,” “believes,” “will,” and “would,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: failure to retain existing users or add new users, or if users do not convert to paying users; competition; risks related to our restructuring and reorganization activities;
our ability to attract and retain users through cost-effective marketing efforts; our reliance on a variety of third-party platforms, in particular, mobile app stores; our ability to realize reductions in in-app purchase fees; inappropriate actions by certain of our users could be attributed to us or may not be adequately prevented by us; dependence on our key personnel; volatile global economic conditions; operational and financial risks in connection with acquisitions; impairment charges related to our intangible assets; operations in various international markets, including certain markets in which we have limited experience;
foreign currency exchange rate fluctuations; challenges in measuring our user metrics and other estimates; the limited operating history of our newer brands and services makes it difficult to evaluate our current business and future prospects;
impacts of climate change; the integrity of our and third parties’ systems and infrastructure; cyberattacks on our systems and infrastructure and cyberattacks experienced by third parties; our ability to access, collect, and use personal data about our users; breaches or unauthorized access of personal and confidential or sensitive user information that we maintain and store; challenges with properly managing the use of artificial intelligence; risks related to credit card payments; risks related to our use of “open source” software; complex and evolving U.S., foreign, and international laws and regulations; our ability to protect our intellectual property rights or accusations that we infringe upon the intellectual property rights of others;
adverse outcomes in litigation; risks related to our taxation in multiple jurisdictions; risks related to our indebtedness; and
risks relating to ownership of our common stock. Certain of these and other risks and uncertainties are discussed in Match
Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of these prepared remarks. Match Group does not undertake to update these forward-looking statements.